As filed with the Securities and Exchange Commission on March 2, 1998.
                                                       Registration No. 33-
--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                              --------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933

                              --------------------

                           PRECISION AUTO CARE, INC.

             (Exact name of registrant as specified in its charter)

                       Virginia                                            54-1847851
(State or other jurisdiction of incorporation or organization)    (I.R.S. Employer Identification No.)


                             748 Miller Drive, S.E.
                           Leesburg, Virginia  20175
                    (Address of principal executive offices)


                              --------------------


                          Precision Tune 1996 Employee
                              Stock Purchase Plan
                            (Full title of the plan)

                              --------------------

                                 Peter Kendrick
                           Precision Auto Care, Inc.
                             748 Miller Drive, S.E.
                           Leesburg, Virginia  20175
                                 (703) 777-9095
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                              --------------------

                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------
                                                         Proposed            Proposed
                                                          maximum             maximum
        Title of securities           Amount to be     offering price         aggregate              Amount of
         to be registered              registered        per share(1)      offering price(1)    registration fee
---------------------------------------------------------------------------------------------------------------------
Common Stock, par
value $.01 per share..........           20,000            $10.50             $210,000.00            $100.00

---------------------------------------------------------------------------------------------------------------------

(1) Determined pursuant to Rule 457, solely for the purpose of calculating the registration fee.
--------------------------------------------------------------------------------

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT



Item 3.           Incorporation of Documents by Reference.

         The following documents filed by the Registrant with the Securities and Exchange Commission (the "Commission") are incorporated by reference and made a part hereof:

                  (a) The Registrant's Prospectus filed pursuant to Rule 424(b) with the Commission on November 6, 1997 which formed a part of the Registrant's Registration Statement on Form S-1 (No. 333-34439);

                  (b) The Registrant's Report on Form 10-Q for the quarter ended September 30, 1997, filed with the Commission on December 19, 1997;

                  (c) The Registrant's Current Report on Form 10-Q for the quarter ended December 31, 1997, filed with the Commission on February 17, 1998; and

                  (d) The description of the Registrant's capital stock contained in the Registrant's Registration Statement on Form 8-A filed with the Commission pursuant to Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act"), and any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to filing of a post-effective amendment which indicates that all securities offered have been sold or which removes from registration all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of the filing of such documents.


Item 4.           Description of Securities.

         Not Applicable


Item 5.           Interests of Named Experts and Counsel.

         Not Applicable


Item 6.           Indemnification of Directors and Officers.

         The Articles of Incorporation of the Company provide that, to the fullest extent permitted by the Virginia Stock Corporation Act, the Company shall indemnify current and former directors and officers of the Company against any and all liabilities and expenses in connection with their services to the Company in such capacities. The Articles of Incorporation further mandate that the Company shall advance expenses to its directors and officers to the full extent permitted by the Virginia Stock Corporation Act. The Articles of Incorporation also permit the Company, by action of its Board of Directors, to indemnify its employees and agents with the same scope and effect as the foregoing indemnification of directors and officers.

         The Articles of Incorporation of the Company provide that, to the fullest extent permitted by the Virginia Stock Corporation Act, no director or officer of the Company shall be personally liable to the Company or its stockholders for monetary damages. Under current Virginia law, the effect of this provision is to eliminate the rights of the Company and its stockholders to recover monetary damages against a director or officer except for the director or officer's (a) willful misconduct, (b) knowing violation of any criminal law or of any federal or state securities law, including (without limitation), any claim of unlawful insider trading or manipulation of the market for any security, or (c) payment of unlawful distributions, including dividends and stock redemptions.

         The Articles of Incorporation of the Company authorize the Company to purchase liability insurance for its officers and directors and the Company currently maintains such insurance coverage on behalf of its officers and directors.


Item 7.           Exemption from Registration Claimed.

         Not Applicable


Item 8.           Exhibits.

     4.           The Precision Tune 1996 Employee Stock Purchase Plan.

     5.           Opinion of Miles & Stockbridge P.C.

  23.1.           Consent of Ernst & Young LLP, independent auditors.

  23.2.           Consent of Miles & Stockbridge P.C.
                  (included in the opinion filed as Exhibit 5).

    24.           Power of Attorney.


Item 9.           Undertakings.

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                         (i)        To include any prospectus required by
section 10(a)(3) of the Securities Act of 1933;

                        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (ss.230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Leesburg, State of Virginia on the 2nd day of March, 1998.


                                         PRECISION AUTO CARE, INC.


                                         By: /s/  John F. Ripley
                                             _______________________________
                                                  John F. Ripley
                                                  President, Chief Executive
                                                  Officer and Director


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

     Signature                          Title                            Date
     ---------                          -----                            ----

         *
________________________
Lynn E. Caruthers               Chairperson of the Board              March 2, 1998
                                of Directors


/s/ John F. Ripley
________________________
John F. Ripley                  President, Chief                      March 2, 1998
                                Executive Officer
                                and Director


         *
________________________
William R. Klumb                Vice President-Precision              March 2, 1998
                                Auto Wash Operations and
                                Director


         *
________________________
Woodley A. Allen                Director                              March 2, 1998


         *
________________________
George Bavelis                  Director                              March 2, 1998

     Signature                          Title                            Date
     ---------                          -----                            ----

         *
________________________
Bernard H. Clineburg            Director                              March 2, 1998


         *
________________________
C. Eugene Deal                  Director                              March 2, 1998


         *
________________________
Effie Eliopulos                 Director                              March 2, 1998


         *
________________________
Bassam Ibrahim                  Director                              March 2, 1998


         *
________________________
Richard O. Johnson              Director                              March 2, 1998


         *
________________________
Arthur Kellar                   Director                              March 2, 1998


         *
________________________
Harry G. Pappas, Jr.            Director                              March 2, 1998


         *
________________________
Gerald Zamensky                 Director                              March 2, 1998


By: /s/ John F. Ripley
________________________
   John F. Ripley                                                     March 2, 1998
   (Attorney-in-Fact)**

---------------------

**By authority of Powers of Attorney filed with this Registration Statement on Form S-8.

                               Index to Exhibits


Exhibit
Number                       Description
-------                      -----------

     4.                      The Precision Tune 1996 Employee
                             Stock Purchase Plan.

     5.                      Opinion of Miles & Stockbridge P.C.

  23.1.                      Consent of Ernst & Young
                             LLP, independent auditors.

  23.2.                      Consent of Miles & Stockbridge P.C.
                             (included in the opinion filed
                             as Exhibit 5).

    24.                      Power of Attorney.